                                                                    Exhibit 99.1


                                    FORM OF
                        SUBSCRIPTION COMMITMENT AGREEMENT

      This Subscription Commitment Agreement (the "Subscription Commitment Agreement"), is being entered into as of this __ day of January, 1999, between Healthy Planet Products, Inc. (the "Company"), John V. Winfield ("Winfield"), Santa Fe Financial Corporation ("Santa Fe") and The InterGroup Corporation ("InterGroup," and collectively with Winfield, and Santa Fe, the "Affiliate Participants").

                               W I T N E S S E T H

      WHEREAS, subject to the filing of a Registration Statement on Form S-3, or such other Form as may be applicable (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), the Company intends to offer to its stockholders of record on the Rights Record Date (as defined herein) (i) two rights (the "Rights") for each share of the Company's common stock, or Series D Convertible Preferred Stock, (the "Basic Subscription Right") held by such Stockholder on the Rights Record Date, each of which shall entitle such stockholder to purchase one share of common stock, par value $.01 per share (the "Shares"), at $[ ] per share (the "Subscription Price"); and (ii) an oversubscription right, available to any stockholder exercising in full his or her Basic Subscription Rights, (the "Oversubscription Right") entitling such holder to purchase, at the Subscription Price, in the event that less than all Shares are purchased through the exercise of all of the Basic Subscription Rights, up to one time the number of such Shares subscribed to under his or her Basic Subscription Rights (the "Rights Offering");

      WHEREAS, the Company intends to file the Registration Statement with the Commission, and one or more amendments thereto, with respect to the Rights and the Shares to be issued pursuant to the Rights Offering;

      WHEREAS, the Affiliate Participants desire to commit to exercise all of their respective Basic Subscription Rights;

      WHEREAS, in consideration for their commitment, the Company desires to issue to the Affiliate Participants warrants to purchase 250,000 shares of Common Stock; and

      WHEREAS, the parties hereto desire to make certain agreements in connection with the Rights Offering.

      NOW, THEREFORE, in consideration of the premises, covenants, and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

      1. Definitions. Capitalized terms used herein but not defined have the meaning ascribed to them in the Registration Statement.

      2. Subscription Commitment. The Affiliate Participants each own the number of shares set forth opposite their name in Column I of Exhibit A attached hereto, and each Affiliate Participant will receive the number of Rights set forth opposite their name in Column II of Exhibit A, attached hereto. Furthermore, each Affiliate Participant agrees, subject to the filing of the Registration Statement with the Commission, and the delivery of a definitive Prospectus to exercise all of his or its Rights set forth opposite their name in Column II of Exhibit A attached hereto, for which each Affiliate Participant will each pay the per share Subscription Price as set forth in the Rights Offering definitive Prospectus.

      3. Affiliate Participant Warrants. In consideration of each Affiliate Participants' commitment to exercise all of their respective Basic Subscription Rights as set forth in Paragraph 2 hereof, the Company hereby agrees to issue to the Affiliate Participants, warrants to purchase an aggregate of 250,000 shares of Common Stock (the "Warrants"). The form of the Warrant Agreement and the Warrant Certificate shall be in the form attached as an exhibit to the Registration Statement. The Warrants shall be allocated among the Affiliate Participants pro rata according to their current percentage of Common Stock ownership, as set forth opposite each Affiliate Participants name in Column III of Exhibit A, attached hereto. The Warrants shall be exercisable at a price to be determined by the Company, provided, however, that such price shall not be less than 110% of the Subscription Price of the Rights. The delivery of the Warrants to the Affiliate Participants is subject to the filing of the Registration Statement with the Commission, the delivery of a definitive prospectus, and the payment by each Affiliate Participant of the total Subscription Price for their respective Basic Subscription Rights.

      4.  Miscellaneous.

      (a) Further Actions. Each party hereto will execute such further documents and instruments and take such further actions as may reasonably be requested by the other party to effect the purposes of this Subscription Commitment Agreement, including the reservation of the Shares issuable upon exercise of the Rights, and the filing of an additional listing application with the American Stock Exchange with respect to the shares underlying the Warrants.

      (b) Modification. This Subscription Commitment Agreement may be amended, supplemented or modified only upon a written instrument duly executed by or on behalf of each party hereto.

      (c) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or by Federal Express, express mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to which it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 5(b) with copies (which copies shall not constitute notice) as follows:

      If to the Company:
      1700 Corporate Circle
      Petaluma, California 94954
      Att: President

      with a copy to:
      Camhy Karlinsky & Stein LLP
      1740 Broadway, 16th Floor
      New York, New York 10019
      Attn: Charles. P. Axelrod, Esq.

      If to John V. Winfield:

      c/o The InterGroup Corporation
      2121 Avenue of the Stars
      Suite 2020
      Los Angeles, CA  90067

      If to The InterGroup Corporation:
      2121 Avenue of the Stars - Suite 2020
      Los Angeles, CA  90067

      If to Santa Fe Financial Corporation:
      2121 Avenue of the Stars - Suite 2020
      Los Angeles, CA  90067

Any notice shall be addressed to the attention of the Chief Executive Officer. Any notice or other communication given by certified mail shall be deemed given three business days after certification thereof, except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 5(c) shall be deemed given at the time of receipt hereof.

      (d) Waiver. Any waiver by any party of a breach of any term of this Subscription Commitment Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Subscription Commitment Agreement. The failure of a party to insist upon strict adherence to any term of this Subscription Commitment Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Subscription Commitment Agreement. Any waiver must be in writing.

      (e) Binding Effect. The provisions of this Subscription Commitment Agreement shall be binding upon and inure to the benefit of the Company and the Affiliate Participants, and their respective successors and permitted assigns.

      (f) Severability. If any provision of this Subscription Commitment Agreement is hereafter held to be invalid, illegal or unenforceable for any reason, such provisions shall be reformed to the maximum extent permitted so as to preserve the parties' original intent, failing which, it shall be severed from this Subscription Commitment Agreement , with the balance of this Subscription Commitment Agreement continuing in full force and effect. If any provision of this Subscription Commitment Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable. If any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

      (g) Assignability. This Subscription Commitment Agreement may not be assigned by any party without the prior written consent of the other party to the Agreement.

      (h) Headings. The headings in this Subscription Commitment Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Subscription Commitment Agreement.

      (i) Counterparts; Governing Law; Jurisdiction. This Subscription Commitment Agreement may be executed in any number of counterparts (and by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to the rules governing the conflict of laws. Any action, suit or proceeding arising out of, based on, or in connection with this Subscription Commitment Agreement, or any document relating hereto or delivered in connection with the transactions contemplated hereby, may be brought only and exclusively in the Federal or State courts located in the State of California; and each party covenants and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court if it has been duly served with process, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper, or that this Subscription Commitment Agreement or the subject matter hereof may not be enforced in or by such court.

      IN WITNESS WHEREOF, this Subscription Commitment Agreement has been executed by duly authorized officers of each of the parties hereto as of the date first above written.


                          HEALTHY PLANT PRODUCTS, INC.

                          By:__________________________________
                             Name:
                             Title:


                          JOHN V. WINFIELD

                          By:__________________________________


                          THE INTERGROUP CORPORATION

                          By:__________________________________
                             Name:
                             Title:

                          SANTA FE FINANCIAL CORPORATION


                          By:__________________________________
                             Name:
                             Title:

                                    EXHIBIT A


--------------------------------------------------------------------------
Name                 Number of Shares    Number of              Number of
                     Owned               Rights/Number of       Warrants
                                         Rights Committed to
                                         Exercise
--------------------------------------------------------------------------
John V. Winfield     167,600             335,200                 90,399
The InterGroup       275,600             551,200                148,652
Corporation
Santa Fe Financial    20,300              40,600                 10,949
Corporation
TOTAL:               463,500             927,000                250,000